Exhibit 10.12

Exclusive Share Purchase Option Agreement

This Exclusive Share Purchase Option Agreement (the “Agreement”) is made by the following parties in the People’s Republic of China (“China”, for the purposes of this Agreement, the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan are not included) on December 18, 2020 in Beijing.

Party A: Beijing Hologram Wimi Cloud Network Technology Co., Ltd.

Address: Zhixincun Building No.1, Floor 8, 805-17, Haidian District, Beijing

Party B:

Party B1: Sun Yadong

ID No.:130230198110243324

Party B2: Yao Zhaohua

ID No.:421122198207240060

Party C: Beijing Wimi Cloud Software Co., Ltd.

Registered Address: No. 49 Badachu Road, No. 816 Floor 6, Shijingshan District, Beijing City

(Each party shall be referred to as a “Party”, and collectively as the “Parties”.)

Whereas: Party B are the shareholders of Party C; on the signing date of this Agreement, Party B hold 100% of the equity interests of Party C, representing the registered capital of Party C of RMB 5,154,639.17;

Now therefore, upon the agreement reached by negotiation, the Parties have reached the following agreement:

1.	Sale and Purchase of Equity Interest

1.1	Option Granted

Party B hereby irrevocably grants Party A an irrevocable and exclusive right to purchase, or designate one or more persons (each, a “Designee”) to purchase the equity interests in Party C then held by Party B once or at multiple times at any time in part or in whole at Party A’s sole and absolute discretion to the extent permitted by Chinese laws and at the price described in Section 1.3 herein (such right being the “Equity Interest Purchase Option”). Except for Party A and the Designee(s), no other person shall be entitled to the Equity Interest Purchase Option or other rights with respect to the equity interests of Party B. Party C hereby agrees to the grant by Party B of the Equity Interest Purchase Option to Party A. The term “person” as used herein shall refer to individuals, corporations, partnerships, partners, enterprises, trusts or non-corporate organizations.

1.2	Steps for Exercise of the Equity Interest Purchase Option

Subject to the provisions of the laws and regulations of China, Party A may exercise the Equity Interest Purchase Option by issuing a written notice to Party B (the “Equity Interest Purchase Option Notice”), specifying:(a) Party A’s or the Designee’s decision to exercise the Equity Interest Purchase Option; (b) the portion of equity interests to be purchased by Party A or the Designee from Party B (the “Optioned Interests”); and (c) the date for purchasing the Optioned Interests or the date for the transfer of the Optioned Interests. Upon receipt of the Equity Interest Purchase Option Notice, Party B shall, pursuant to such notice, transfer all the Optioned Interests to Party A and/or the designee in the manner set forth in Article 1.4 hereof.

1.3	Equity Interest Purchase Price

The total price at which Party A exercises the Equity Interest Purchase Option to purchase all the equity interests held by Party B in Party C shall be the lowest price permitted by Chinese laws; When Party A exercises the right to purchase part of Party C's equity interests held by Party B, the purchase price of the purchased equity interests shall be calculated in proportion. If applicable laws do not require any adjustment of the purchase price of the purchased equity interests agreed herein, Party A shall not pay any additional price to Party B. In the event that there is any mandatory provision under Chinese law on the purchase price of the purchased equity interests agreed herein, resulting in the minimum purchase price of the purchased equity interests permitted by law being higher than the price that has been offset against the offset debt, Party B hereby waives the right to obtain the price higher than the offset debt portion.(collectively, the " Equity Interest Purchase Price").

1.4	Transfer of Optioned Interests

For each exercise of the Equity Interest Purchase Option:

1.4.1	Party B shall promote party C to convene a shareholder meetings in a timely manner, at which it shall approve the resolution of party B's transfer of the purchased equity interests to Party A and/or the designated person;

1.4.2	Party B shall obtain a written consent of the other shareholders of Party C approving the transfer of the purchased equity interests to Party A and/or the designee and waiving the right of preemption;

1.4.3	Party B shall execute an equity interest transfer contract with respect to each transfer with Party A and/or each Designee (if applicable), in accordance with the provisions of this Agreement and the Equity Interest Purchase Option Notice regarding the Optioned Interests;

1.4.4	Party B shall, within thirty(30) days after the receipt of the Equity Interest Purchase Option Notice, execute all other necessary contracts, agreements or documents with the relevant Parties, obtain all necessary government licenses and permits and take all necessary actions to transfer valid ownership of the Optioned Interests to Party A and/or the Designee(s), unencumbered by any security interests, and cause Party A and/or the Designee(s) to become the registered owner(s) of the Optioned Interests. For the purpose of this Section and this Agreement, “security interests” shall include securities, mortgages, third party’s rights or interests, any stock options, acquisition right, right of first refusal, right to offset, ownership retention or other security arrangements, but shall be deemed to exclude any security interest created by this Agreement, Party B's Equity Interest Pledge Agreement and Party B’s Power of Attorney. “Party B’s Equity Interest Pledge Agreement” as used in this Agreement shall refer to the Interest Pledge Agreement executed by and among Party A, Party B and Party C on the date hereof and any modification, amendment or restatement thereof. “Party B’s Power of Attorney” as used in this Agreement shall refer to the power of attorney executed by Party B on the date hereof and any modification, amendment or restatement thereof.

2.	Covenants

2.1	Covenants regarding Party C

Party B (as a shareholder of Party C) and Party C hereby covenant as follows:

2.1.1	Without the prior written consent of Party A, shall not in any manner supplement, change or amend the articles of association of Party C, increase or decrease its registered capital, or change its structure of registered capital in other manners;

2.1.2	Maintain Party C’s corporate existence in accordance with good financial and business standards and practices, prudently and effectively operating its business and handling its affairs;

2.1.3	Without the prior written consent of Party A, shall not at any time following the date hereof, sell, transfer, mortgage or dispose of in any manner any assets of Party C or legal or beneficial interest in the material business or revenues of Party C exceeding RMB 1,000,000 or allow the encumbrance thereon of any security interest;

2.1.4	Without the prior written consent of Party A, they shall not incur, inherit, guarantee or suffer the existence of any debt, except for payables incurred in the ordinary course of business other than through loans;

2.1.5	Make sure to operate all of Party C’s business within the ordinary course of to maintain the asset value of Party C and refrain from any action/omission that may affect Party C’s operating status and asset value;

2.1.6	Without the prior written consent of Party A, shall not cause Party C to execute any major contract, except the contracts in the ordinary course of business (for the purpose of this subsection, a contract with a price exceeding RMB100,000 shall be deemed a major contract);

2.1.7	Without the prior written consent of Party A, shall not cause Party C to provide any person with any loan or credit;

2.1.8	Provide Party A with information on Party C's business operations and financial condition at Party A's request;

2.1.9	If requested by Party A, they shall procure and maintain insurance in respect of Party C's assets and business from an insurance carrier acceptable to Party A, at an amount and type of coverage typical for companies that operate similar businesses;

2.1.10	Without the prior written consent of Party A, they shall not cause or permit Party C to merge, consolidate with, acquire or invest in any person;

2.1.11	Shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to Party C’s assets, business or revenue;

2.1.12	To maintain the ownership by Party C of all of its assets, they shall execute all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate complaints, and raise necessary or appropriate defenses against all claims;

2.1.13	Without the prior written consent of Party A, they shall ensure that Party C shall not in any manner distribute dividends to its shareholder, provided that upon Party A’s written request, Party C shall immediately distribute all distributable profits to its shareholder, then Party B will pay or transfer the above distribution to Party A immediately and unconditionally.

2.1.14	At the request of Party A, shall appoint any person designated by Party A as the director of Party C.

2.1.15	Without the prior written consent of Party A, Party B shall not engage in any business in competition with Party A or its affiliated companies;

2.1.16	Without the prior written consent of Party A, Party C shall not be liquidated, dissolved or deregistered, unless as required by Chinese law;

2.1.17	Once permitted by Chinese law, foreign investors may hold and/or invest solely in the main business of Party C in China, And the relevant authorities in China began to approve the business, Upon the exercise of the Equity Interest Purchase Option by Party A, Party B shall immediately transfer the equity interests held by Party C to Party A or the designated person, and Party C shall cooperate with Party A to complete the equity interests transfer procedures;

2.1.18	With respect to the covenants applicable to Party C under this Section 2.1, Party B and Party C shall cause its subsidiaries to comply with such covenants, as applicable, as if such subsidiaries were Party C under the relevant terms.

2.2	Covenants of Party B

Party B hereby covenants as follows:

2.2.1	Without the prior written consent of Party A, Party B shall not sell, transfer, mortgage or dispose of in any other manner any legal or beneficial interest in the equity interests in Party C held by Party B, or allow the encumbrance thereon, except for the interest placed in accordance with Party B’s Equity Interest Pledge Agreement;

2.2.2	Without the prior written consent of Party A, Party B shall promote Party C’s shareholder meeting and/or director meeting not to approve any sale, transfer, mortgage or disposition in any other manner of any legal or beneficial interest in the equity interests in Party C held by Party B, or allow the encumbrance thereon of any security interest, except for the interest placed in accordance with Party B’s Equity Interest Pledge Agreement;

2.2.3	Without the prior written consent of Party A, Party B shall cause the directors meeting or shareholder meeting of Party C not to approve the merger or consolidation with any person, or the acquisition of or investment in any person;

2.2.4	Party B shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings;

2.2.5	Party B shall cause the shareholders' meeting or the board of directors (or the executive director) of Party C to vote in favor of the transfer of the Optioned Interests as provided in this Agreement and take any other action at the request of Party A;

2.2.6	To the extent necessary to maintain Party B's ownership in Party C, Party B shall execute all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate complaints, and raise necessary or appropriate defenses against all claims;

2.2.7	Party B shall appoint any designee of Party A as the director of Party C, at the request of Party A;

2.2.8	Party B hereby waive its right of preemption (if any) with respect to the transfer of equity interests by other shareholders of Party C to Party A, and agree to other shareholder of Party C to enter into enter into Exclusive Share Purchase Option Agreement, Equity Interest Pledge Agreement and Power of Attorney with Party A and Party C similar to this Agreement, Party B's Equity Interest Pledge Agreement and Party B's Power of Attorney, and warrant that it will not take any action (if any) in conflict with any such documents signed by other shareholders;

2.2.9	Party B shall, in compliance with the Chinese law, promptly grant to Party A and/or the designated person any profits, dividends, dividends or liquidation proceeds obtained by Party B from Party C;

2.2.10	Party B shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by and among Party B, Party C and Party A, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. To the extent that Party B has any remaining rights with respect to the equity interests subject to this Agreement hereunder or under Party B’s Equity Interest Pledge Agreement or under Party B’s Power of Attorney, Party B shall not exercise such rights except in accordance with the written instructions of Party A.

3.	Representations and Warranties

Party B and Party C hereby represent and warrant to Party A, jointly and severally, as of the date of this Agreement and each date of the transfer of the Optioned Interests, that:

3.1	They have the power, capacity and authority to execute and deliver this Agreement and any equity interest transfer contracts to which they are parties concerning the Optioned Interests to be transferred thereunder (each, a “Transfer Contract”), and to perform their obligations under this Agreement and any Transfer Contracts. Party B and Party C agree to enter into Transfer Contracts consistent with the terms of this Agreement upon Party A’s exercise of the Equity Interest Purchase Option. This Agreement and the Transfer Contracts to which they are parties constitute or will constitute their legal, valid and binding obligations and shall be enforceable against them in accordance with the provisions thereof;

3.2	Party B and Party C have obtained consent and approval (if necessary) from third parties and governmental authorities to sign, deliver and perform this Agreement;

3.3	The execution and delivery of this Agreement or any Transfer Contracts and the obligations under this Agreement or any Transfer Contracts shall not: (i) cause any violation of any applicable laws of China; (ii) be inconsistent with the articles of association, bylaws or other organizational documents of Party C; (iii) cause the violation of any contracts or instruments to which they are a party or which are binding on them, or constitute any breach under any contracts or instruments to which they are a party or which are binding on them; (iv) cause any violation of any condition for the grant and/or continued effectiveness of any licenses or permits issued to either of them; or (v) cause the suspension or revocation of or imposition of additional conditions to any licenses or permits issued to either of them;

3.4	Party B has a good and merchantable title to the equity interests held by Party B in Party C. Except for Party B's Equity Interest Pledge Agreement and Party B’s Power of Attorney, Party B has not placed any security interest on such equity interests;

3.5	Party C has a good and merchantable title to all of its assets, and has not placed any security interest on the aforementioned assets;

3.6	Party C does not have any outstanding debts, except for (i) debt incurred within the normal business scope; and (ii) debts disclosed to Party A for which Party A's written consent has been obtained.

3.7	Party C complies with all laws and regulations applicable to the acquisition of assets; and

3.8	There are no pending or threatened litigation, arbitration or administrative proceedings relating to the equity interests in Party C, assets of Party C or Party C.

4.	Effective date

This Agreement shall enter into force on the date the parties signed and executed and shall terminate upon the transfer of all the equity interests of Party C held by Party B to Party A and/or the designated person in accordance with the provisions hereof.

5.	Governing Law and Resolution of Disputes

5.1	Governing Law

The execution, effectiveness, interpretation, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the officially released and publicly available laws of the PRC.

5.2	Methods of Resolution of Disputes

Where any dispute arising out of or in connection with the execution of this agreement, either party shall have the right to submit the dispute to the China International Economic and Trade Arbitration Commission for arbitration in Beijing in accordance with the arbitration procedures and rules in force at that time. The arbitral tribunal consists of three arbitrators appointed in accordance with the arbitration rules, the applicant designates an arbitrator, the respondent designates an arbitrator, and the third arbitrator is appointed by negotiation by the former two arbitrators or appointed by the China International Economic and Trade Arbitration Commission. Arbitration shall be conducted in a state of confidentiality, the language of arbitration being Chinese. The arbitral award is final and binding on both parties. Where appropriate, the arbitral tribunal or arbitrator may, in accordance with the dispute settlement clause and/or applicable Chinese law, award compensation for the parties’ equity interests, assets, property interests or land assets, award compulsory relief (including, but not limited to, the need for the conduct of business or the forcible transfer of assets) or propose the winding-up of the parties. In addition, during the formation of the arbitral tribunal, the parties have the right to apply to any court of competent jurisdiction (including the courts of Hong Kong, the place of incorporation of the VIE Co(Beijing), Cayman Islands and the courts where the principal assets of the VIE Co are located) for the granting of interim relief measures. During the arbitration period, the Parties shall continue to have their respective rights under this Agreement and to continue to perform their respective obligations under this Agreement, except for the part where the parties have disputes and such dispute is in the progress of arbitration.

6.	Taxes and Fees

Each Party shall pay any and all transfer and registration taxes, expenses and fees incurred thereby or levied thereon in accordance with the laws of China in connection with the preparation and execution of this Agreement and the Transfer Contracts, as well as the consummation of the transactions contemplated under this Agreement and the Transfer Contracts.

7.	Notices

7.1	All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, prepaid postage, a commercial courier service or facsimile transmission to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

7.1.1	Notices given by personal delivery, shall be deemed effectively given on the date of receipt;

7.1.2	Notices given by registered mail with prepaid postage shall be deemed effectively given on the 15th day after the date of receipt;

7.1.3	Notices given by facsimile transmission, the date recorded on the facsimile shall prevail, but if the facsimile is given later than 5:00pm or on a non-business day at the place of service, the day of delivery shall be the next business day shown on the date recorded.

7.2	For the purpose of notices, the addresses of the Parties are as follows:

Party	A: Beijing Hologram Wimi Cloud Network Technology Co., Ltd.

Address:	Zhixincun Building No.1, Floor 8, 805-17, Haidian District, Beijing

Receipt:

Email:

Party	B:

Party	B1: Yao Zhaohua

Address:

Receipt:

Email:

Party	B2: Sun Yadong

Address:

Receipt:

Email:

Party	C: Beijing Wimi Cloud Software Co., Ltd.

Registered	Address: No. 49 Badachu Road, No. 816 Floor 6, Shijingshan District, Beijing City

Receipt:

Email:

7.3	Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

8.	Confidentiality

The Parties acknowledge that the existence and the terms of this Agreement, and any oral or written information exchanged between the Parties in connection with the preparation and performance of this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of other Parties, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, directors, employees, legal counsels, financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, directors, employees, legal counsels, or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the shareholders, directors, employees of, or agencies engaged by any Party shall be deemed disclosure of such confidential information by such Party and such Party shall be held liable for breach of this Agreement.

9.	Further Warranties

The Parties agree to promptly execute documents that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement and take further actions that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement.

10.	Liability for breach of contract

10.1	If Party B or Party C substantially violates any of the agreements made under this Agreement, Party A shall have the right to terminate this agreement and/or require Party B or Party C to grant all damages; this Section 10 shall not prejudice Party A’s any other rights under this Agreement.

10.2	Unless otherwise provided by law, Party B or Party C shall have no right to terminate or cancel this Agreement in any case.

11.	Miscellaneous

11.1	Amendments, changes and supplements

This Agreement shall be amended, modified, and supplemented only by a written agreement signed by each Party.

11.2	Entire agreement

Except for the amendments, supplements or changes in writing executed after the execution of this Agreement, this Agreement shall constitute the entire agreement reached by and among the Parties hereto with respect to the subject matter hereof, and shall supersede all prior oral and written consultations, representations and contracts reached with respect to the subject matter of this Agreement.

11.3	Headings

The headings of this Agreement are for convenience only, and shall not be used to interpret, explain or otherwise affect the meanings of the provisions of this Agreement.

11.4	Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

11.5	Successors

This agreement shall be binding on and in the interest of the respective successors of each party and the assignee permitted by those parties.

11.6	Survival

11.6.1	Any obligations that occur or that are due as a result of this Agreement upon the expiration or early termination of this Agreement shall survive the expiration or early termination thereof.

11.6.2	The provisions of Sections 5, 7, 8 and this Section 11.6 shall survive the termination of this Agreement.

11.7	Waivers

Any Party may waive the terms and conditions of this Agreement, provided that such a waiver must be provided in writing and shall require the signatures of the Parties. No waiver by any Party in certain circumstances with respect to a breach by other Parties shall operate as a waiver by such a Party with respect to any similar breach in other circumstances.

11.8	Language

This Agreement is written in Chinese in four copies, each Party having one copy.

——the remainder of this page is left blank intentionally——

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Share Purchase Option Agreement as of the date first above written.

Beijing Hologram Wimi Cloud Network Technology Co., Ltd. (Seal)
Signature：	/s/ Sun Yadong
Name：	Sun Yadong
Position：

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Share Purchase Option Agreement as of the date first above written.

Sun Yadong

Signature：	/s/ Sun Yadong

Yao Zhaohua

Signature：	/s/ Yao Zhaohua

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Share Purchase Option Agreement as of the date first above written.

Beijing Wimi Cloud Software Co., Ltd. (Seal)

Signature：	/s/ Sun Yadong
Name：	Sun Yadong
Position：